Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of November 18, 2025, is entered into by and between Adobe Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of Fenway Merger Sub, Inc., a Delaware corporation (the “Company”). Parent and the Stockholder are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Parent, the Company and Fenway Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, as of the date of this Agreement, the Stockholder owns beneficially or of record, and has the power to vote or direct the voting of, the shares of Class A common stock, par value $0.00001 per share, of the Company (“Class A Common Stock”) and the shares of Class B common stock, par value $0.00001 per share, of the Company (“Class B Common Stock,” and, together with the Class A Common Stock, the “Company Common Stock”) set forth on Schedule A hereto (all such shares, the “Existing Shares”);

WHEREAS, the Board of Directors of the Company (the “Company Board of Directors”) has (i) determined that the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), constitute a Change of Control Transaction (as defined in the Company Charter) and unanimously approved this Agreement, the Merger Agreement and the Transactions, including the Merger, and (ii) taken all action necessary to render inapplicable to this Agreement, the Merger Agreement and the Transactions, including the Merger, Section 203 of the DGCL and any similar provisions in the Company Governing Documents and any other Takeover Statute; and

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, and incurring the obligations set forth therein, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement concurrently with the execution and delivery of the Merger Agreement, pursuant to which, among other things, Stockholder is agreeing, subject to the terms of this Agreement, to vote (or cause to be voted) all of Stockholder’s Shares in accordance with the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1.	Definitions. Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon the earliest to occur of the following: (a) the valid termination of the Merger Agreement for any reason in accordance with its terms, (b) the Effective Time or (c) any amendment to the Merger Agreement that is effected without the Stockholder’s prior written consent and that (x) reduces the Merger Consideration or changes the form of Merger Consideration being offered to the Stockholder under the Merger Agreement or (y) otherwise amends the Merger Agreement in a manner adverse in any material respect to the Stockholder (the earliest to occur of such times, the “Termination Time”); provided that (i) Sections 13 through 23 hereof shall survive any such termination and (ii) such termination shall not relieve any Party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Support Agreement. From the date hereof until the Termination Time (such period, the “Support Period”), the Stockholder hereby irrevocably and unconditionally agrees that at any meeting of the Company Stockholders (whether annual or special and each postponement, recess, adjournment or continuation thereof, including the Company Stockholders Meeting), however called, and in connection with any written consent of the Company Stockholders, the Stockholder shall (i) appear at such meeting or otherwise cause all of the Stockholder’s Existing Shares and all other shares of Company Common Stock or voting securities over which the Stockholder has acquired beneficial or record ownership (including any such shares of Company Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Company Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, (B) in favor of any related proposal in furtherance thereof, including any proposal to adjourn or postpone such meeting of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held, (C) against any Acquisition Proposal or any related proposal in furtherance thereof, (D) against any action, proposal, transaction or agreement or any amendment of the Company Charter or Company Bylaws, in each case of this clause (D), which (1) is in opposition to any of the Transactions, including the Merger, (2) would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or any of its Subsidiaries contained in the Merger Agreement, or of the Stockholder contained in this Agreement or (3) would reasonably be expected to prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of any of the Transactions, including the Merger, and (E) against any action or agreement that would reasonably be expected to result in any conversion of Class B Common Stock into Class A Common Stock. The Stockholder agrees to exercise all voting and other determination rights the Stockholder has in any trust or other legal entity to carry out the intent and purposes of the Stockholder’s obligations in this paragraph and as otherwise set forth in this Agreement.  The Stockholder represents, covenants and agrees that, except for this Agreement, the Stockholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Stockholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of and the Stockholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of the Company at the request of the Company Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the Company Stockholders.  The Stockholder represents, covenants and agrees that it has not entered into and will not enter into any agreement or commitment with any Person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer in compliance with this Agreement.

4.	Transfer Restrictions. The Stockholder hereby agrees that the Stockholder will not, from the date hereof until the earlier to occur of (a) the Termination Time and (b) receipt of the Company Stockholder Approval, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of Law (including, for the avoidance of doubt, any “Transfer” as defined in the Company Charter) or take any other action that would cause or result in the conversion of any share of Class B Common Stock into Class A Common Stock (any of the foregoing, a “Transfer”); provided, that the Stockholder may Transfer Shares (i) to a Permitted Transferee (as defined in the Company Charter; provided that, for purposes of this Agreement, references in such definition to a Class B Stockholder and shares of Class B Common Stock shall also include a Class A Stockholder and shares of Class A Common Stock, as applicable), (ii) to any charitable organization that is tax exempt under Section 501(c)(3) of the Code, (iii) up to an aggregate amount not to exceed 2% of the total voting power represented by the Shares, to satisfy any Tax liability incurred by such Stockholder in respect of vesting, exercise or settlement of Company Equity Awards held by such Stockholder or (iv) to any other Person to whom Parent has consented with respect to a Transfer by the Stockholder in advance in writing (any such Transfer described in the foregoing clauses (i) through (iv), a “Permitted Transfer”); provided that, other than with respect to Transfers pursuant to, and compliant with, clause (iii) of the definition of Permitted Transfer, a Transfer shall be a Permitted Transfer only if the transferee of such Shares, prior to the date of such Transfer, agrees in a signed writing satisfactory to Parent to accept such Shares subject to the terms of this Agreement and to be bound by and comply with the terms of this Agreement applicable to Stockholder for all purposes of this Agreement. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio.  If any involuntary Transfer of Shares shall occur (including, but not limited to, a sale by any Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (including any transferees and subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the terms of this Agreement applicable to the Stockholder.

5.	No Conversion. Without limiting Section 4, from the date hereof until the Termination Time, Stockholder covenants and agrees: (i) to take all actions necessary so that shares of Class B Common Stock that are Shares are not converted into shares of Class A Common Stock and (ii) not to request that the Company register the conversion (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the shares of Class B Common Stock that are Shares into Class A Common Stock. Any conversion of shares of Class B Common Stock in violation of this Agreement shall, to the fullest extent permitted by Law, be null and void ab initio.

6.	No Solicitation. At all times during the Support Period, Stockholder shall not, and shall cause its affiliates and its and their respective Representatives not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate (including by way of providing information or taking any other action) any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitutes or would reasonably be expected to lead to an Acquisition Proposal, (b) participate in any negotiations regarding, or furnish to any Person any information relating to the Company or any Company Subsidiary in connection with an actual or potential Acquisition Proposal, (c) adopt, approve, endorse or recommend, or propose to adopt, approve, endorse or recommend, any Acquisition Proposal, (d) encourage or recommend any other holder of Company Common Stock to not adopt the Merger Agreement or approve the Transactions, including the Merger, (e) support, recommend, endorse, authorize or approve, or propose to support, recommend, endorse, authorize or approve, any Acquisition Proposal or enter into any Company Acquisition Agreement or (f) resolve, publicly propose or agree to do any of the foregoing. The Stockholder shall, and shall cause its affiliates and its and their respective Representatives to, immediately cease any and all solicitation, encouragement, discussions or negotiations with any Persons (or provision of any information to any Persons) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. Notwithstanding anything in this Section 6 to the contrary, Stockholder may, at the Company’s request and with substantially concurrent notice to Parent (which notice shall include the identity of the Person who has made the applicable Acquisition Proposal), engage in discussions with any Person who has made an Acquisition Proposal with respect to which the Company Board of Directors is engaging in negotiations or discussions pursuant to and in compliance with Section 5.2 of the Merger Agreement, solely for the purpose of entering into a voting and support agreement with such Person on substantially similar terms to the terms hereof.

7.	Representations of the Stockholder. The Stockholder represents and warrants as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, (b) this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of the Stockholder’s obligations hereunder, (c) the execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any Law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity, (d) the Stockholder beneficially owns and has the power to vote or direct the voting of the Shares, including all of the Stockholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Company Common Stock beneficially owned by the Stockholder and over which the Stockholder, directly or indirectly, has voting and dispositive authority, (e) the Stockholder beneficially owns the Stockholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws) and (f) the Stockholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein.  The Stockholder agrees that the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of the Stockholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer in compliance with this Agreement.  As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act; provided that for purposes of determining beneficial ownership, a Person shall be deemed to be the beneficial owner of any securities that may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

8.	Waiver of Appraisal Rights and Certain Other Actions; Litigation. To the full extent permitted by Law, Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights of appraisal (including under Section 262 of the DGCL), any dissenters’ rights and any similar rights relating to the Merger that Stockholder may have, directly or indirectly, by virtue of the ownership of any Shares, or may acquire in connection with the Merger. Stockholder further agrees not to commence, join in, facilitate, assist or knowingly encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub or the Company or any of their respective affiliates and each of their successors, directors, managers or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including the Merger, including any claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoy or delay the closing of the Merger) or (b) alleging a breach of any duty of the Company Board of Directors or any Company Stockholder in connection with this Agreement, the Merger Agreement, any other Voting Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing; provided that, for the avoidance of doubt, Stockholder is not waiving any rights to indemnification, contribution or advancement of expenses in connection with any such matter.

9.	Termination of IRA. If Stockholder is a party to the IRA, then Stockholder (a) acknowledges and agrees that the Merger constitutes a “Deemed Liquidation Event” as defined in the IRA and the certificate of incorporation of the Company in effect on December 19, 2019 (the “Prior Charter”), (b) covenants and agrees not to waive the occurrence of a “Deemed Liquidation Event” in respect of the Merger pursuant to the Prior Charter or the IRA and (c) acknowledges and agrees that the IRA will be terminated, without any further rights, privileges, liabilities or obligations of any kind or nature whatsoever applicable to any of the parties thereto, effective upon the occurrence of the Effective Time.

10.	Certain Acknowledgments. Each of the Parties hereto acknowledges and agrees that nothing in this Agreement shall constitute any sale, assignment, transfer, conveyance, hypothecation, other transfer or disposition of any shares of Class B Common Stock that are Shares or any legal or beneficial interest in any such Shares or any other “Transfer” (as defined in the Company Charter), or as creating or forming a “group” for purposes of the Exchange Act, in each case, whether or not for value and whether voluntary or involuntary or by operation of law, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to Stockholder, subject to the agreements of the Parties set forth herein.

11.	Publicity. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure in connection with the Transactions, including the Merger, including in the Proxy Statement or any other filing with any Governmental Entity made in connection with the Transactions, including the Merger, the Stockholder’s identity and ownership of the Stockholder’s Shares and the nature of the Stockholder’s obligations under this Agreement; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Stockholder (individually or as part of a group), Parent shall use commercially reasonable efforts to provide the Stockholder with the opportunity to review and comment on any references to the Stockholder generally in such announcement or disclosure and consider such comments in good faith. The Stockholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholder that is so published or disclosed.

12.	Stock Dividends, Etc. In the event of any change in the Company Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13.	Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a Party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the Parties.

14.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of Law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each Party hereto and is not intended to confer upon any Person other than the Parties hereto any rights or remedies hereunder.

15.	Remedies/Specific Enforcement. Any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable injury, for which monetary damages (even if available) would not be an adequate remedy, will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, it is agreed that each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, a decree or order of specific performance specifically enforcing the terms and provisions of this Agreement and any further equitable relief, in each case in accordance with Section 16, this being in addition to any other remedy to which such Party entitled under the terms of this Agreement at Law or in equity. The Parties’ rights in this Section 15 are an integral part of the transactions contemplated hereby and each Party hereby waives any objections that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity. In the event any Party seeks any remedy referred to in this Section 15, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

16.	Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts.  Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.  Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 16 in the manner provided for notices in Section 17.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable Law.

17.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally (notice deemed given upon receipt), by electronic mail (notice deemed given upon transmission so long as there is no return error message or other notification of non-delivery received by the sender; provided that, electronic mail received after 6:00 p.m., Pacific Time, shall be deemed received on the next day) or sent by a nationally recognized overnight courier service or express delivery service (notice deemed given upon receipt of proof of delivery), if to the Stockholder, to its address set forth on the signature pages hereto, and if to Parent, to the following addresses (or at such other address for a Party as shall be specified by like notice):

Adobe Inc.
601 Townsend Street
San Francisco, CA 94103
Attention: Peter Wu, Director and Associate General Counsel, M&A and Corporate Legal
Email Address: pewu@adobe.com

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Jacob A. Kling
Steven R. Green
E-mail:	JAKling@wlrk.com
SRGreen@wlrk.com

18.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

19.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by each of the Stockholder and Parent, and (b) in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.	Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

21.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Stockholder in the Stockholder’s capacity as a Company Stockholder and, to the extent the Stockholder serves as a member of the Company Board of Directors or as an officer of the Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as a director or officer and not as a stockholder.

22.	Interpretation. When a reference is made in this Agreement to sections, such reference shall be to a section of this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”  As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act.  The word “extent” and the phrase “to the extent” when used in this Agreement shall mean the degree to which a subject or other things extends, and such word or phrase shall not merely mean “if.” The term “or” is not exclusive, and shall be interpreted as “and/or.” The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement.  The headings set forth in this Agreement or any schedule delivered pursuant to this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or such schedule or any term or provision hereof or thereof. All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires.  A reference to any specific Law or to any provision of any Law, whether or not followed by the phrase “as amended,” includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific Law will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.  The definition of terms herein shall apply equally to the singular and the plural.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  References to any Person include the successors and permitted assigns of that Person.  If any period expires on a day that is not a Business Day or event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.  All references to “days” shall be deemed to include calendar days unless otherwise indicated as a “Business Day.”  All days, Business Days, times and time periods contemplated by this Agreement will be determined by reference to Pacific Time.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

23.	Counterparts. This Agreement may be executed manually or by other electronic transmission by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf or DocuSign format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties and is effective as of the date first set forth above:

ADOBE INC.

By:
Name:
Title:

STOCKHOLDER:

Name:

Address for Notices:

[•]

[Voting Agreement Signature Page]

Schedule A

Existing Share Information

Name of Record Holder	Existing Shares
	Class A Common Stock	Class B Common Stock
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]
[●]	[●]	[●]